POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby constitutes and appoints each of, Meredith Steinhaus, Lucia Laurincova,
Brendan Donahue, Vlasta Slezarova and Kamila Novosadova signing singly, the undersigned's true and lawful attorney-in-fact to:
(1)	prepare and execute for and on behalf of the undersigned,
in the undersigned's capacity as an officer and/or director of
Central European Media Enterprises Ltd. (the Company),
Forms 3, 4 and 5 relating to the equity securities of the Company in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the Exchange Act);
(2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5,
complete and execute any amendment or amendments thereto,
and file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and
(3)	represent the undersigned at the Czech National Bank during proceedings concerning the notification of transactions pursuant to
Section 125(5) of Act. No. 256/2004, the Capital Markets Act,
as amended (the Capital Markets Act), and Act No. 500/2004 Coll., Administrative Procedural Code, as amended, in particular, to submit proposals, receive decisions of the Czech National Bank and in general, to perform anything pertaining to the subject matter of this Power of Attorney;
(4)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted,as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act or Section 125(5) of the Capital Markets Act.

	This Power of Attorney shall remain in full force and effect until the undersigned no longer has any reporting obligations under
Section 16 of the Exchange Act or Section 125(5) of the Capital Markets Act with respect to equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF,
the undersigned has caused this Power of Attorney to be executed as of this 14 day of April, 2014.

/s/ John Billock

		Signature
John Billock

		Print Name